Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-250890-01) of our report dated February 25, 2020 relating to the financial statements of VEREIT Operating Partnership, L.P. and subsidiaries, appearing in the Annual Report on Form 10-K of VEREIT Operating Partnership, L.P. for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona
January 15, 2021